SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: February 23, 2004


                                  PAYGARD, INC.
                        --------------------------------
              (Exact name of registrant as specified in its charter)




 NEW MEXICO                     0-29685                 95-4783100
- ----------------           -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation)                                          pre-merger)



              350 South Center Street, Suite 500, Reno, NV 89501
           ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (775) 284-3700


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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Brad Haynes, CPA, former auditor for the Company, was terminated as auditor for the company on January 27, 2004 Gordon, Hughes & Banks, LLP were engaged as auditors for Company on February 18, 2004.

          The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

          In connection with audits of the two most recent fiscal years and through the date of change of the accountants, to the best knowledge of the company, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused his to make reference in connection with his report to the subject of the disagreement(s).

          No audit report by Brad Haynes, for any period up to change of accountants contained a qualified opinion except for a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. No report of Brad Haynes CPA contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or its accounting principles. The company has requested a confirming letter from Mr. Haynes, but to date has not received it. An amendment to the 8K will be filed if such letter is received

ITEM 5.    OTHER EVENTS REGULATION FD DISCLOSURE

               None.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

               None.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits


               23.2 - Letter of Gordon Banks & Hughes, LLP

ITEM 8. CHANGE IN FISCAL YEAR

ITEM 9. REGULATION FD DISCLOSURE

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 23, 2004                         PAYGARD, INC.


                                                  By: /s/ Gerve Brazier
                                                  ---------------------------
                                                  Gerve Brazier, President